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                                                                    Exhibit 4.15


                              CERTIFICATE OF TRUST
                                       OF
                           PARTNERRE CAPITAL TRUST II

     This Certificate of Trust of PartnerRe Capital Trust II (the "Trust"), dated as of December 11, 2001, is being duly executed and filed by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. C. (S) 3801, et seq.).
                                -- ---

     1. Name. The name of the business trust formed hereby is PartnerRe Capital
        ----
Trust II.

     2. Delaware Trustee. The name and business address of the trustee of the
        ----------------
Trust with a principal place of business in the State of Delaware is Chase Manhattan Bank USA, National Association, 500 Stanton Christiana Road, OPS4--3/rd/ Floor, Newark, Delaware 19173.

     3. Effective Date. This Certificate of Trust shall be effective upon filing
        --------------
with the Secretary of the State of the State of Delaware.

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     IN WITNESS WHEREOF, the undersigned, being the trustees of the Trust, have executed this Certificate of Trust as of the date first-above written.

                                          JPMORGAN CHASE BANK, as Property
                                          Trustee


                                          By:   /S/ W.B. Dodge
                                             ----------------------------------
                                             Name:  W.B. Dodge
                                             Title: Vice President


                                          CHASE MANHATTAN BANK USA,
                                          NATIONAL ASSOCIATION, as Delaware
                                          Trustee


                                          By:   /S/ John J. Cashin
                                             -----------------------------------
                                             Name:  John J. Cashin
                                             Title: Vice President


                                          Administrative Trustee

                                               /S/ Albert Benchimol
                                          --------------------------------------
                                          Albert Benchimol, not in his
                                          individual capacity but solely as
                                          trustee of the Trust


                                          Administrative Trustee

                                              /S/ Christine Patton
                                          --------------------------------------
                                          Christine Patton, not in her
                                          individual capacity but solely as
                                          trustee of the Trust